Exhibit 99.1

January 20, 2026	Contact: Roger Schrum
843-339-6018
roger.schrum@sonoco.com

Sonoco Chief Operating Officer Rodger Fuller to Retire

HARTSVLLE, S.C., U.S. – Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today announced that Chief Operating Officer (“COO”) Rodger Fuller plans to retire after a 40-year career in Company leadership effective February 28, 2026.

Since becoming Chief Operating Officer (COO) in 2020, Fuller has been responsible for the Company’s global consumer and industrial operations as well as its diversified businesses and Information Technology. More recently Fuller stepped in as Interim CEO of Sonoco’s Metal Packaging EMEA business through the end of 2025. Sonoco does not intend to appoint a successor to the COO position, and the president of each business unit of the Company will report directly to Howard Coker, President and CEO.

“Rodger is an exceptional business operator and widely respected leader in the paper and packaging industry. He has always been willing to take on new challenges and drive for improved operational and financial performance for our company,” said Coker. “I want to express our deepest gratitude to Rodger for his extraordinary leadership and unwavering commitment to Sonoco over the past four decades and we wish him well in his next chapter.”

Fuller joined Sonoco in 1985 as a customer service representative and rose through a series of leadership roles during his career. Before becoming COO, Fuller was Executive Vice President of Sonoco’s Global Operations; Senior Vice President of Global Consumer Packaging, Display and Packaging and Protective Solutions; Senior Vice President of Paper and Engineered Careers and other senior leadership roles in both North America and Europe.

“It’s been my honor to work along-side so many talented people at Sonoco and participate in the extraordinary progress we have achieved during my tenure in transforming the company into a global leader in consumer and industrial metal and paper packaging,” Fuller said.

Throughout his career, Fuller has been active in numerous industry and community organizations, including serving on the board of the Sonoco Foundation, The Paper and Packaging Board, the American Forest & Paper Association, the Hartsville United Way Board, the South Carolina Governor’s School for Science and Mathematics Foundation and was active with the America Heart Association. He is a graduate of Berry College in Rome, Georgia with a bachelor’s degree in business administration and MBA from Emory University in Atlanta, Georgia.

About Sonoco

Founded in 1899, Sonoco (NYSE: SON) is a global leader in value-added, sustainable metal and fiber consumer and industrial packaging. The Company is now a multi-billion-dollar enterprise with approximately 22,500 employees working in 260 operations in 40 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. In 2025, Sonoco was named one of America’s Most Admired and Responsible Companies by Newsweek and by USA TODAY’s list of America’s Climate Leaders. For more information on the Company, visit our website at www.sonoco.com.

North Second Street

Hartsville, S.C. 29550 USA

843/383-7794

www.sonoco.com

Forward-Looking Statements

Certain statements made in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “allow,” “believe,” “intend,” “future,” “next,” “opportunity,” “plan,” “strive,” “will” or the negative thereof and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include, but are not limited to, statements regarding expectations for the Company’s expectations regarding the Company’s business transformation; and the Company’s ability to serve stakeholders and support a more sustainable future. These forward-looking statements are made based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning the Company’s future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things, risks related to the Company’s ability to execute on its strategy, including with respect to portfolio simplification, organizational streamlining, and capital investments, and achieve the benefits it expects therefrom, and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors”. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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